EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402, No. 33-54404, No. 333-94945, No. 333-37823 and No. 333-37831 on Forms S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statements No. 333-104559, No. 333-121506, No. 333-122342, No. 333-122448, No. 333-124298, No. 333-127969, No. 333-134908, No. 333-138336, No. 333-142418 and No. 333-155993 on Forms S-3 of our reports dated March 1, 2010, relating to the consolidated financial statements and financial statement schedules of Weingarten Realty Investors, (the “Company”) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in the method of accounting for noncontrolling interests and for convertible and exchangeable senior debentures) and the effectiveness of Weingarten Realty Investors' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 2009.

/s/Deloitte & Touche LLP

Houston, Texas
March 1, 2010